    As filed with the Securities and Exchange Commission on August 18, 1999

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                      SECURITY DYNAMICS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                   04-2916506
  (State or Other Jurisdiction of                     (I.R.S. Employer
  Incorporation or Organization)                    Identification Number)

36 CROSBY DRIVE, BEDFORD, MASSACHUSETTS                    01730
(Address of Principal Executive Offices)                 (Zip Code)


           1998 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)


                             ARTHUR W. COVIELLO, JR.
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                     (Name and Address of Agent for Service)

                                 (781) 301-5000
          (Telephone Number, Including Area Code, of Agent for Service)




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                         CALCULATION OF REGISTRATION FEE

================ ========== ================== ================ ================
                                                   Proposed         Proposed
    Title of                                        Maximum          Maximum
  Securities       Amount       Offering           Aggregate         Amount of
     to be          to be         Price            Offering        Registration
  Registered     Registered     Per Share            Price             Fee
 --------------  ----------    -------------      ------------     -----------

---------------- ---------- ------------------ ---------------- ----------------
                  294,400
 Common Stock,     shares      $18.53125(1)       $5,455,600(1)       $1,517
 $.01 par value
================ ========== ================== ================ ================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 11, 1999 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

================================================================================


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PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

         Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-71075 (the "Initial Registration Statement"), filed by the Registrant on January 25, 1999, relating to the Registrant's 1998 Non-Officer Employee Stock Incentive Plan, as amended.

         Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts. A senior partner of Hale and Dorr LLP beneficially owns approximately 3,300 shares of the Registrant's Common Stock.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts on August 18, 1999.


                                            SECURITY DYNAMICS TECHNOLOGIES, INC.



                                            By: /s/ Charles R. Stuckey, Jr.
                                                --------------------------------
                                                  Charles R. Stuckey, Jr.
                                                  Chairman of the Board and
                                                  Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Security Dynamics Technologies, Inc. hereby severally constitute Charles R. Stuckey, Jr., Arthur
W. Coviello, Jr. and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Security Dynamics Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.





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



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                        TITLE                          DATE
/s/ Charles R. Stuckey, Jr.
---------------------------    Chairman of the Board             August 18, 1999
Charles R. Stuckey, Jr.        of Directors and Chief
                               Executive Officer
                               (Principal Executive
                               Officer)
/s/ John F. Kennedy
---------------------------    Senior Vice President             August 18, 1999
John F. Kennedy                and Chief Financial
                               Officer (Principal
                               Financial and
                               Accounting Officer)

---------------------------    Director
D. James Bidzos

/s/ Arthur W. Coviello, Jr.
---------------------------    Director                          August 18, 1999
Arthur W. Coviello, Jr.

/s/ Richard L. Earnest
---------------------------    Director                          August 18, 1999
Richard L. Earnest

/s/ Taher Elgamal
---------------------------    Director                          August 18, 1999
Taher Elgamal

/s/ Joseph B. Lassiter, III
---------------------------    Director                          August 18, 1999
Joseph B. Lassiter, III

/s/ George M. Middlemas
---------------------------    Director                          August 18, 1999
George M. Middlemas


---------------------------    Director
James K. Sims



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                                  EXHIBIT INDEX


 Exhibit
 Number                            Description
---------                          -----------

   4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended (File No. 33-85606)

    5       Opinion of Hale and Dorr LLP

  23.1      Consent of Hale and Dorr LLP (included in Exhibit 5)

  23.2      Consent of Deloitte & Touche LLP, independent auditors

   24 Power of Attorney (included in the signature pages of this Registration Statement)






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